Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, in his capacity as interim principal financial officer of SRI/Surgical Express, Inc. (“SRI”), that, to his knowledge, the Quarterly Report of SRI on Form 10-Q for the quarter ended March 31, 2010 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of SRI.

Date: May 10, 2010	By:	/s/ Mark R. Faris
Mark R. Faris
Vice President and Chief Financial Officer